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                                                                    EXHIBIT 23.3



               CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.



     As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to (a) the use of our reserve report entitled "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Properties in Louisiana and Texas, Effective June 30, 1997, for Disclosure to the Securities and Exchange Commission, Williamson Project 7.8496" dated September 17, 1997 and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K/A to be filed with the Securities and Exchange Commission on or about February 11, 1998 and (b) to the incorporation by reference of this Form 10-K/A for the year ending June 30, 1997 in the Registration Statements on Form S-8 (Nos. 33-84256, 33-84258, 33-88196, 333-07255, 33-89282, and 333-27525) and on Form S-3 (Nos.
333-04027 and 333-12533).



                                  /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.

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                                      WILLIAMSON PETROLEUM CONSULTANTS, INC.



Houston, Texas


February 11, 1998